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Exhibit 99

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 11-K of McDonald's Corporation Profit Sharing and Savings Plan (the "Plan") for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael D. Richard, Chairman of the Administrative Committee of the Plan, certify, pursuant to 18 U.S.C. Section 1350, that:

  (1)
  The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

Dated: June 26, 2003	By:	/s/ MICHAEL D. RICHARD Michael D. Richard On behalf of the Administrative Committee as Plan Administrator

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CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002